Exhibit 10.1

AMENDMENT TO SENIOR SECURED CREDIT FACILITY AGREEMENT

This AMENDMENT TO SENIOR SECURED CREDIT FACILITY AGREEMENT (this “Agreement”) is dated effective as of August 12, 2023 (the “Amendment Effective Date”), by and between BANTEC INC., a Delaware corporation f/k/a Drone USA, Inc. (the “Borrower”), DRONE USA, LLC, a Delaware limited liability company, HOWCO DISTRIBUTING CO., a Washington corporation (collectively, the “Corporate Guarantors”), MICHAEL BANNON, an individual (the “Validity Guarantor”) (the Borrower, the Corporate Guarantors and the Validity Guarantor are sometimes collectively referred to as the “Credit Parties”), and EKIMNEL STRATEGIES, LLC, a Delaware limited liability company (“Ekimnel”, and it is capacity as lender under the below defined Credit Agreement, the “Lender”).

RECITALS

WHEREAS, the Borrower and TCA Global Credit Master Fund, LP (“TCA Global”) entered into that certain Senior Secured Credit Facility Agreement dated as of May 31, 2016, but made effective as of September 13, 2016 (such Credit Agreement, together with any other amendments, renewals, substitutions, replacements, or modifications from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of April 12, 2023, by and between Jonathan Perlman, as Receiver for TCA Global and Ekimnel, TCA Global assigned all of its rights and interests as lender under the Credit Agreement and the other Loan Documents to Ekimnel;

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered to Lender that certain Convertible Promissory Note dated as of May 31, 2016, but made effective as of September 13, 2016 (the “Original Note”);

WHEREAS, the First Replacement Convertible Promissory Note A and First Replacement Convertible Promissory Note B, both issued and effective as of January 3, 2018 (each as amended, collectively, the “First Replacement Notes”) were executed in substitution for and to supersede the Original Note;

WHEREAS, in connection with the Credit Agreement and the Original Note, the Credit Parties executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the “Loan Documents”);

WHEREAS, the Borrower’s obligations under the Credit Agreement and the First Replacement Notes are secured by the following, all of which are included within the Loan Documents: (i) the Security Agreements; (ii) the Guarantee Agreement; (iii) the Pledge Agreement; (iv) the Validity Certificate; and (v) UCC-1 Financing Statements naming the Borrower and the Corporate Guarantors, as debtors, and Lender, as secured party (the “UCC-1’s”), among other Loan Documents; and

WHEREAS, the Lender and the Credit Parties desire to (i) combine and consolidate both the First Replacement Notes into one new promissory note, (ii) extend the Maturity Date, lower the interest rate applicable to the Loans, remove the Lender’s right to convert the Obligations into common shares of the Borrower, and (iii) make certain other amendments to the terms of the Credit Agreement, in each case in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Agreement shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Agreement and the terms and provisions of the Credit Agreement, the terms and provisions of this Agreement shall control, but only to the extent of any such conflict or ambiguity.

4. Outstanding Balance. The Credit Parties and Lender agree that the aggregate amount of all Obligations due and owing under the Credit Agreement, the First Replacement Notes and other Loan Documents immediately prior to the effectiveness of this Agreement is $8,676,957 (the “Outstanding Balance”). After the effectiveness of this Agreement, the aggregate principal amount of the Obligations due and owing under the Second Replacement Note (as defined below) shall be deemed to be $8,676,957.

5. Amendments to Credit Agreement.

(a) Amendment to Cover Page. The cover page to the Credit Agreement is hereby amended by deleting in its entirety the following language “IN THE MAXIMUM AMOUNT OF US$6,500,000”.

(b) Amendments to Certain Defined Terms. The following defined terms in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Interest Rate” shall mean a fixed rate of interest equal to two percent (2.0%) per annum, calculated on the actual number of days elapsed over a 365/366-day year.

“Maturity Date” shall mean the earlier of: (i) August 12, 2047, (ii) upon prepayment of the Promissory Note by Borrower (subject to Section 2.4(b)); or (iii) the occurrence of an Event of Default and acceleration of the Promissory Note pursuant to this Agreement, unless the date in clause (i) shall be extended by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Promissory Note.

(c) Amendment to Lender Rights in Respect of Conversion Shares. The Credit Agreement is hereby amended to remove the Lender’s right to convert amounts due under the Promissory Notes into Common Stock. Accordingly, all references in the Credit Agreement to “Conversion Shares”, “Conversion Notice” or words of similar import and all provisions relating to Lender’s prior conversion rights are hereby deemed to be deleted in their entirety.

6. Amendments to Promissory Notes. The First Replacement Notes shall be and are hereby combined into one amended and restated note, which is being executed and delivered by Borrower to Lender simultaneously herewith (the “Second Replacement Note”), and attached hereto as Exhibit A. The Second Replacement Note shall be and remain secured by the Security Agreements, the Guarantee Agreement, the Pledge Agreement, the Validity Certificate, the UCC-1’s, and all other applicable Loan Documents. The Second Replacement Note is being executed and delivered simultaneously herewith in substitution for and to supersede the First Replacement Notes in their entirety. It is the intention of the Borrower and Lender that while the Second Replacement Note replaces and supersedes the First Replacement Notes, in their entirety, it is not in payment or satisfaction of the First Replacement Notes, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old. Nothing contained in this Agreement or in the Second Replacement Note shall be deemed to extinguish the indebtedness and obligations evidenced by the First Replacement Notes or constitute a novation of the indebtedness evidenced by the First Replacement Notes.

7. Ratification. The Credit Parties hereby acknowledge, represent, warrant, and confirm to Lender that: (i) each of the Loan Documents executed by the Credit Parties, respectively and as applicable, are valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms; (ii) the Second Replacement Note (or any subsequent replacement notes), and all other Obligations of the Credit Parties under the Credit Agreement, all other Loan Documents and this Agreement, shall be and continue to be and remain (after execution of this Agreement) secured by and under the Loan Documents, including, without limitation, the Security Agreements, the Guaranty Agreement, the Validity Certificate, and the UCC-1’s; and (iii) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Agreement or any other Loan Documents.

8. Additional Confirmations. Credit Parties hereby represent, warrant and covenant that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Credit Agreement and in the Security Agreements), are and remain valid, perfected, first-priority security interests in such Collateral, and the Credit Parties have not granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, except for Permitted Liens.

9. Redefined Terms. The term “Loan Documents,” as defined in the Credit Agreement and as used in this Agreement, shall be deemed to refer to and include this Agreement, the Second Replacement Note and all other documents or instruments executed in connection with this Agreement.

10. Representations and Warranties of the Borrower and the Corporate Guarantors. The Borrower and the Corporate Guarantors each hereby makes the following representations and warranties to the Lender: The execution and delivery by the Borrower and the Corporate Guarantors of this Agreement, the Second Replacement Note, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrower and the Corporate Guarantors of all of their Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrower and the Corporate Guarantors and their respective board of directors pursuant to all applicable laws and no other corporate action or consent on the part of the Borrower or the Corporate Guarantors, or their respective board of directors, stockholders, or any other Person is necessary or required by the Borrower or the Corporate Guarantors to execute this Agreement, the Second Replacement Note, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein or therein, or perform all of the Borrower’s and the Corporate Guarantors’ obligations hereunder or thereunder. This Agreement, and each of the documents executed and delivered in connection herewith have been duly and validly executed by the Borrower and the Corporate Guarantors (and the officers executing this Agreement and all such other documents for each of the Borrower and the Corporate Guarantors are duly authorized to act and execute same on behalf of Borrower and the Corporate Guarantors) and constitute the valid and legally binding agreements of each of the Borrower and the Corporate Guarantors, enforceable against each of the Borrower and the Corporate Guarantors in accordance with their respective terms.

15. Effect on Agreement and Loan Documents. Except as expressly amended by this Agreement, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Agreement, are hereby ratified and confirmed, and incorporated herein by this reference.

16. No Waiver. The parties recognize and acknowledge that by entering into this Agreement, the Lender is not waiving any rights or remedies it may have under any of the Loan Documents, or any defaults or Events of Default arising thereunder.

17. Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

18. Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 5.4 of the Credit Agreement, which clause shall be governed and interpreted in accordance with Florida law, this Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

19. Waiver of Jury Trial; Mandatory Forum Selection. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING WAIVER OF JURY TRIAL AND MANDATORY FORUM SELECTION SET FORTH IN SECTIONS 14.5 AND 14.6 OF THE CREDIT AGREEMENT AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

BANTEC INC., a Delaware corporation,
f/k/a DRONE USA, INC.

By:	/s/ Michael Bannon
Name:	Michael Bannon
Title:	President and CEO

CORPORATE GUARANTORS:

DRONE USA, LLC, a Delaware limited liability company

By:	/s/ Michael Bannon
Name:	Michael Bannon
Title:	President and CEO

HOWCO DISTRIBUTING CO., a Washington corporation

By:	/s/ Michael Bannon
Name:	Michael Bannon
Title:	President and CEO

VALIDITY GUARANTOR:

/s/ Michael Bannon
MICHAEL BANNON, an individual

LENDER:

EKIMNEL STRATEGIES, LLC, a Delaware limited liability company

By:	/s/ Michael Bannon
Name:	Michael Bannon
Title:	Managing Member

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